EXHIBIT 10.20
STATE OF GEORGIA
COUNTY OF MUSCOGEE



                              RETIREMENT AGREEMENT

         THIS AGREEMENT is made and entered into effective as of the 1st day of January 1997, by and among JOE E. BEVERLY, an individual resident of the State of Georgia ("Beverly"), SYNOVUS FINANCIAL CORP., a business corporation organized and existing under the laws of the State of Georgia ("Synovus"), and COMMERCIAL BANK, a banking corporation organized and existing under the laws of the State of Georgia ("Commercial Bank");

                                   WITNESSETH:

         WHEREAS, Beverly has decided to retire from his position as an employee of Synovus, effective December 31, 1996; and

         WHEREAS, Synovus and Commercial Bank desire to retain the services of Beverly after such retirement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, Beverly, Synovus and Commercial Bank, intending to be legally bound, do hereby agree as follows:

                                    Section I

                             SERVICES TO BE PROVIDED

         1.1 Beverly shall continue to serve as a director and Chairman of the Board of Directors of Commercial Bank from the effective date of this Agreement through January 1, 2002. While Chairman of Commercial Bank, Mr. Beverly will continue to maintain and develop business relationships on behalf of Commercial Bank and will continue his involvement in the community on behalf of Commercial Bank. Synovus and Commercial Bank will re-evaluate Beverly's continued service as a director and as Chairman of Commercial Bank at the expiration of this five-year period. As of the date of this Agreement, it is Beverly's desire to remain affiliated with Commercial Bank indefinitely.

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         1.2  Beverly  will  remain  as a member of the  Board of  Directors  of
Synovus until the expiration of his current term, which will expire at the 1999 Synovus Annual Shareholder's Meeting. At the expiration of his current term, Beverly's continued service as a member of the Board of Directors of Synovus will be re-evaluated. During Beverly's tenure as a member of the Board of Directors of Synovus, Beverly agrees to be available to provide such consulting and advisory services as may be requested from time to time by the Chairman of the Board of Directors of Synovus.

         1.3 Beverly will serve as a member of the Boards of Directors of the Tallahassee State Bank and the Quincy State Bank during his tenure as Chairman of Commercial Bank. Beverly will resign from the Boards of Directors of Tallahassee State Bank and Quincy State Bank if requested by Synovus upon its determination that Beverly's continued service in such positions is inconsistent with Synovus' management and/or ownership of such banks.

         1.4 During Beverly's term as Chairman of Commercial Bank hereunder, Beverly will not provide services of any sort to, or assist in any way, with or without compensation, any financial institution (including, but not limited to, a bank and/or a bank holding and/or a savings and loan association and/or a savings and loan association holding company) that competes with Synovus, Commercial Bank, or any affiliate or subsidiary of Synovus or Commercial Bank without the prior written permission of the Chairman or President of Synovus, which permission will not be unreasonably withheld. Beverly shall be free to provide consulting or other services to any financial institution that does not compete with Synovus, Commercial Bank or any affiliate or subsidiary of Synovus or Commercial Bank. For purposes of this Agreement, the term "compete" means providing consulting or other services to a financial institution having a place of business in any county of any state in which county Synovus, Commercial Bank or any affiliate or subsidiary of Synovus or Commercial Bank then has an office.

                                   Section II

                                  COMPENSATION

         2.1 During Beverly's tenure as Chairman of Commercial Bank, Commercial Bank agrees to pay Beverly an annual fee for his community involvement and business development services. This fee will be equal to the FICA taxable base ($62,700 for 1996) for the year in which services are provided. This annual fee will be payable on a monthly basis in twelve equal installments (would be monthly

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installments  of  $5,225  for  1996)  less  any  applicable  state  and  federal withholding taxes and less applicable employee FICA taxes (Commercial Bank will pay applicable employer FICA taxes), unless otherwise agreed by Beverly and Commercial Bank. If the FICA taxable wage base is subsequently repealed, the fee will be capped at the FICA taxable wage base amount immediately prior to repeal.

         2.2 Synovus agrees to reimburse Commercial Bank for $24,000 of the annual fee paid to Beverly pursuant to Section 2.1 of this Agreement each year, with such amount representing the services being provided by Beverly on behalf of Synovus.

         2.3 Commercial Bank will pay Beverly's and his spouse's premiums (both employee and employer premiums) for coverage under the Synovus Retiree Health Plan (Health Plan) as long as Beverly or his spouse is eligible for coverage under the Health Plan. The premiums paid by Commercial Bank shall be tax-free to Beverly and his spouse. In the event Commercial Bank is unable to pay Beverly's premiums on a tax-free basis, Commercial Bank agrees to gross-up such premiums for taxes so that Beverly would be in the same position as if the premiums were paid on a tax-free basis. Beverly will not participate in other employee benefit plans including, without limitation, profit sharing, pension, 401(k), stock purchase and health and welfare plans.

         2.4 As an employee of Synovus, Beverly will receive a long-term incentive award (in the form of restricted stock and stock options) for 1996 in accordance with the Synovus 1994 Long-Term Incentive Plan. Although Beverly will not receive future grants of long-term incentive awards after 1996, Beverly will continue to vest in all such awards made prior to 1997 during his tenure as Chairman of Commercial Bank.

         2.5 As a member of the Boards of Directors of Synovus, Commercial Bank, Tallahassee State Bank and Quincy State Bank, Beverly will continue to receive director's retainer fees, attendance fees and committee attendance fees in addition to all other compensation set forth in this Agreement. Beverly will be paid committee fees at Commercial Bank in accordance with present policies.

         2.6 During his tenure as Chairman of Commercial Bank, Beverly will have the use of an automobile and a cellular telephone at the expense of Commercial Bank. Beverly agrees to reimburse Commercial Bank for personal telephone calls and to pay

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taxes for the personal use of the automobile in accordance with Internal Revenue
Service rules and regulations.

         2.7 During his tenure as Chairman of Commercial Bank, Beverly will be reimbursed by Commercial Bank for all reasonable business development expenses he incurs. Reasonable business development expenses includes, without limitation, dues to the National Trust of Historic Preservation, Georgia Trust for Historic Preservation, Thomasville Rod & Gun Club, Duck Haven Gun Club and Glen Arven Country Club as well as unreimbursed expenses incurred by Mr. Beverly in attending State of Georgia Department of Natural Resources meetings.

         2.8 Synovus will reimburse Beverly the expenses of preparing Beverly's 1996 Federal and State income tax returns (that will be prepared in 1997) in accordance with the past arrangements for such services.

         2.9 During his tenure as Chairman of Commercial Bank, Beverly will continue to maintain his present office in Thomasville, Georgia unless and until needed by Synovus or Commercial Bank. In the event Synovus or Commercial Bank needs Beverly's present office, Beverly will be provided another office in Thomasville, Georgia for the remainder of his tenure as Chairman of Commercial Bank. In addition, Beverly will be provided with access to (but not the exclusive services of) a secretary by Commercial Bank during his tenure as Chairman of Commercial Bank.

                                   Section III

                           CHANGE OF CONTROL AGREEMENT

         3.1 The Change of Control Agreement by and between Synovus and Beverly effective as of January 1, 1996 ("Control Agreement") is hereby terminated in its entirety effective January 1, 1997 except that, in the event of a Change of Control as defined in Section 2 of the Control Agreement, the definition of which is incorporated herein by this reference, Company agrees that Company's financial obligation to provide retiree health benefits under Section 2.3 of this Agreement and to pay deferred compensation to Beverly pursuant to Section IV of this Agreement will be paid to Beverly irrespective of whether Beverly provides services after his initial term as Chairman of Commercial Bank and as a Director of Synovus under Section I of this Agreement.


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                                   Section IV

                              EMPLOYMENT AGREEMENT

         4.1 Beverly's employment under that certain Employment Agreement entered into on the 15th day of January 1979, by and among Beverly and Synovus, as amended (the "Employment Agreement"), is hereby terminated as of December 31, 1996. The parties hereto agree that such termination shall be deemed a voluntary termination so that the deferred compensation provisions of Paragraph III(C)(iii) of the Employment Agreement shall apply in accordance with the terms thereof. In consideration of the covenants and obligations set forth herein, the parties hereto agree that the obligations and covenants of Beverly under Paragraph VI of the Employment Agreement are hereby cancelled, except as set forth in Section 7.6 of this Agreement.

                                    Section V

                               DEATH OR DISABILITY

         5.1 Beverly's  engagement  and all of Company's  financial  obligations under this Agreement (excluding the deferred compensation provisions of Paragraph III(C)(iii) of the Employment Agreement) shall terminate upon Beverly's death or total and permanent disability, except that Company's obligation to pay Beverly (or Beverly's surviving spouse's) retiree health premiums under Section 2.3 of this Agreement shall continue notwithstanding Beverly's death or total and permanent disability. For purposes of this Agreement, the term "total and permanent disability" shall mean the substantial physical or mental inability of Beverly to fulfill his duties under this Agreement as certified to in writing by two (2) competent physicians practicing in Thomasville, Georgia, one of whom shall be selected by the Chairman of Synovus and the other of whom shall be selected by Beverly or his duly appointed guardian or legal representative.

                                   Section VI

                                 CONFIDENTIALITY

         6.1 Beverly agrees that during the term of his engagement under this Agreement, and as long as he is receiving benefits or payments hereunder, he will not disclose any secret or confidential information of Synovus, Commercial Bank and

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any affiliate or subsidiary of Synovus or Commercial Bank, with such information including, without limitation, existing or potential customers or accounts, and the terms and provisions of the relationships of such customers and accounts, of Synovus, Commercial Bank and their affiliates and subsidiaries. Beverly also agrees not to solicit the business of any existing or potential customers or accounts of Synovus, Commercial Bank and their affiliates and subsidiaries on behalf of any financial institution (other than Synovus, Commercial Bank, and their affiliates and subsidiaries) during the term of his engagement under this Agreement and as long as he is receiving benefits or payments hereunder.

                                   Section VII

                                  MISCELLANEOUS

         7.1 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Georgia without regard to its conflict or choice of law provisions.

         7.2 Notices. All notices or other communications required or permitted hereunder or necessary and convenient in connection herewith shall be in writing and delivered in person or by express delivery service or postage prepaid first-class mail, return receipt requested, to the following addresses:

                  If to Beverly:

                  Mr. Joe E. Beverly
                  1132 Gordon Avenue
                  Thomasville, GA  31792

                  If to Synovus:

                  Synovus Financial Corp.
                  P. O. Box 120
                  Columbus, GA  31902

                  If to Commercial Bank:

                  Commercial Bank
                  P. O. Box 710
                  Thomasville, GA  31792


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or to such other addresses as Beverly,  Synovus or Commercial Bank may designate by notice to the other  parties  hereto in the manner set forth in this  Section
VII.

         7.3 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or amended except upon written amendment executed by the parties hereto.

         7.4 Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Beverly hereunder shall not be assignable in whole or in part by Beverly.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when executed, shall be deemed an original instrument.

         7.6 Early Termination. Beverly shall have the right to terminate this Agreement at any time by providing 30 days prior written notice of such termination to Synovus and Commercial Bank. In the event of the early termination of this Agreement, all of Beverly's obligations under Section I of this Agreement shall terminate and all of the obligations of Synovus and Commercial Bank to make payments and provide benefits to Beverly under Sections II and III of this Agreement shall also terminate as of the effective date of the Agreement's termination. Notwithstanding the foregoing, Company's obligation to pay Beverly deferred compensation pursuant to Section IV of this Agreement will continue in the event of the early termination of this Agreement; provided, however, that Beverly agrees to abide by the covenant set forth in Paragraph VI(a) of the Employment Agreement (provided that such covenant shall only apply to any financial institution having a place of business in any county of any state in which county Synovus, Commercial Bank or any affiliate or subsidiary of Synovus or Commercial bank then has an office) during the period of time he receives deferred compensation pursuant to the Employment Agreement, unless Beverly receives the prior written permission of the Chairman or President of Synovus to violate such covenant, which permission will not be unreasonably withheld.

         7.7 Amendment. This Agreement may be amended only in a written agreement signed by each party hereto.

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         IN WITNESS  WHEREOF,  Synovus  and  Commercial  Bank have  caused  this
Agreement to be executed on their behalf and Beverly has hereunto set his hand and seal, as of the day and year first above written.

                                 SYNOVUS FINANCIAL CORP.

                                 By:    /s/G. Sanders Griffith, III

                                 Name:  G. Sanders Griffith, III

                                 Title: Senior Executive Vice President


                                 COMMERCIAL BANK

                                 By:    /s/Frederick D. Jefferson

                                 Name:  Frederick D. Jefferson

                                 Title: President



                                 /s/Joe E. Beverly (L.S.)
                                    Joe E. Beverly


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